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PRESS RELEASE

THE MONY GROUP ANNOUNCES SUCCESSFUL
COMPLETION OF NOTES OFFERING

NEW YORK--(BUSINESS WIRE)--Dec. 7, 2000--The MONY Group Inc. (NYSE: MNY - news) today announced it has completed the sale of $275 million principal amount of 7.45% five-year senior notes.

The notes are priced at 99.884 to yield 7.48%. The offering was originally set for $250 million but due to favorable market conditions, the offering was increased to $275 million.

Proceeds from the sale will be used for The MONY Group's pending acquisition of The Advest Group, Inc. (NYSE: ADV - news), a diversified financial services company, as well as for general corporate purposes. The underwriters of the note offering are Credit Suisse First Boston Corporation, Chase Securities, Inc., Goldman, Sachs & Co., Salomon Smith Barney, Advest, Inc. and Fleet Securities Inc.

The MONY Group Inc. is the holding company for the member companies of The MONY Group, which provide financial protection and asset accumulation products and services. Member companies include MONY Life Insurance Company, founded in 1842 as The Mutual Life Insurance Company of New York; MONY Life Insurance Company of America; U.S. Financial Life Insurance Company; Enterprise Capital Management, Inc.; MONY Securities Corporation; and Trusted Securities Advisors Corp.

Forward and Cautionary Statements

Statements in this release may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:

The MONY Group Inc., New York
MEDIA CONTACTS:
Doug Myers, 212/708-2472.
dmyers@mony.com
Christopher Breslin, 212/708-2435
cbreslin@mony.com
     or
INVESTOR CONTACT:
Jay Davis, 212/708-2917
jdavis@mony.com